Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	CONTACT:	Cornelius B. Prior, Jr., CEO	(340) 777-8000
Monday, December 5, 2005		Michael T. Prior, CFO	(978) 745-8106 x-401
		Bob Lougee (Media/Investor)	(508) 435-6117

Atlantic Tele-Network, Inc. Names

Michael T. Prior President and Chief Executive Officer

Board Declares Regular Quarterly Dividend of $0.30 per Share

ST. THOMAS, U.S. Virgin Islands (December 5, 2005) – Atlantic Tele-Network, Inc. (Amex: ANK), a leading provider of telecommunications services, today announced that its Board of Directors has named Michael T. Prior, currently Chief Financial Officer, as President and Chief Executive Officer, effective January 1, 2006.

The Board also announced that Cornelius B. Prior, Jr., Chairman and Chief Executive Officer, will continue as Chairman of the Board. He has served as Chief Executive Officer of the Company since January 1, 1998 and previously as co-chief executive officer from the time he co-founded the Company in 1987. The Company said it expects to appoint a new chief financial officer early in the New Year.

In addition, the Board, at its regular quarterly meeting in Austin, Texas, declared a quarterly dividend of $0.30 per share, payable January 10, 2006 to shareholders of record on December 30, 2005.

“Michael’s leadership and involvement in many of the Company’s recent successes, including our acquisition of Commnet Wireless, made this an appropriate time to effect a leadership change,” said Cornelius Prior. “Michael’s commitment and understanding of the telecommunications business, coupled with his broad financial and legal experience, convinced all of our Directors that he was the ideal candidate to manage the Company’s overall operations. I am confident that together we will effect a smooth management transition.”

Michael Prior said: “I look forward to assuming new management responsibilities. Atlantic Tele-Network has performed exceedingly well over the years and I will do my best to ensure we continue to meet those high standards going forward. Our fundamental approach—focusing on delivering long-term results for our stockholders through carefully managed communications businesses in smaller, or lesser-known markets—will not change.”

Michael Prior joined the company as Chief Financial Officer in June 2003. He began his professional career as an attorney with the Wall Street law firm of Cleary, Gottlieb, Steen and Hamilton LLP. He later worked for another telecommunications company and then as an investment banker before joining Atlantic Tele-Network. In making the announcement, the Board acknowledged his numerous contributions to the company over the past two-and-a-half years, including efforts to raise the company’s profile in the financial markets, as well as overseeing the negotiation and financing of the company’s recent $59 million acquisition of Commnet Wireless, LLC.

About Atlantic Tele-Network

Atlantic Tele-Network, Inc. is a telecommunications company with corporate offices in St. Thomas, U.S. Virgin Islands and Salem, Massachusetts. Its principal subsidiaries include: Guyana Telephone and Telegraph Company, Limited, which is the national telephone service provider in the Cooperative Republic of Guyana for all local, long-distance and international service, as well as the largest cellular service provider; Commnet Wireless, LLC, which operates wholesale wireless networks with GSM, TDMA, CDMA and analog technologies in rural areas throughout the United States, providing its partners with roaming voice and data services; and Choice Communications, LLC, which provides wireless television and broadband and dial-up data services as the largest Internet service provider and the only wireless TV provider in the United States Virgin Islands. ATN also owns 44% of Bermuda Digital Communications Ltd., which, under the Cellular One name, is the largest provider of cellular voice and data services in Bermuda.

This release contains forward-looking statements within the meaning of the United States federal securities laws, including without limitation Section 21E of the United States Securities Exchange Act of 1934. These forward-looking statements may relate to, among other matters, ATN’s future financial performance and results of operations, management’s plans, strategy for the future and market conditions. These forward-looking statements are based on estimates, projections, beliefs, and assumptions and are not guarantees of future events or results. Actual future events and results could differ materially from these statements as a result of many factors, including matters discussed in the Company’s Form 10-K annual report for the year ended December 31, 2004, which is on file with the Securities and Exchange Commission, as well as major competitive developments, material changes in the communications industry or regulation and changes in communications technology. ATN undertakes no obligation to update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors that may affect such forward-looking statements.

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